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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2000 relating to the financial statements and financial statement schedule of Dataware Technologies, Inc., which appears on page 20, in Dataware Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 5, 2000